EXHIBIT 10.25

EARLE M. JORGENSEN COMPANY

2004 STOCK OPTION PLAN

EARLE M. JORGENSEN COMPANY

2004 STOCK OPTION PLAN

1. ESTABLISHMENT AND PURPOSE.

The Earle M. Jorgensen Company 2004 Stock Option Plan (the “Plan”) is established by Earle M. Jorgensen Company, a Delaware corporation (the “Company”), to attract and retain persons eligible to participate in the Plan; motivate Participants to achieve long-term Company goals; and further align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of                 , 2004, subject to approval by the Company’s stockholders within 12 months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, no Stock Option shall be granted hereunder on or after the date 10 years after the Effective Date.

In addition to terms elsewhere defined herein, certain terms used herein are defined as set forth in Section 8.

2. ADMINISTRATION; ELIGIBILITY.

The Plan shall be administered by a Committee; provided, however, that, if at any time no Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals. As used herein, the term “Administrator” means the Board or any of its Committees as may be designated to administer the Plan.

The Administrator shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to Eligible Individuals. Participation shall be limited to such persons as are selected by the Administrator. Stock Options may be granted as alternatives to, in exchange or substitution for, or replacement of, other Stock Options outstanding under the Plan or any other plan or arrangement of the Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company). Stock Option provisions need not be the same with respect to each Participant.

Among other things, the Administrator shall have the authority, subject to the terms of the Plan and the qualifications below:

(a) to select the Eligible Individuals to whom Stock Options may from time to time be granted;

(b) to determine the number of shares of Stock to be covered by each Stock Option granted hereunder;

(c) to approve forms of agreement for use under the Plan;

(d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Stock Option granted hereunder (including, but not limited to, the option price,

any vesting restriction or limitation, any vesting acceleration or forfeiture waiver and any right of repurchase, right of first refusal or other transfer restriction regarding any Stock Option and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine); provided, however, that with respect to Eligible Participants who are Employees, Stock Options shall be exercisable at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant subject to reasonable conditions, such as continued employment, as shall be determined by the Committee;

(e) subject to Section 6(a), to modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Stock Options pursuant to the terms of the Plan and (ii) extension of the post-termination exercisability period of Stock Options;

(f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to a Stock Option shall be deferred; and

(g) to determine the Fair Market Value.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

Except to the extent prohibited by applicable law, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Administrator.

Any determination made by the Administrator or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.

No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law.

3. STOCK SUBJECT TO PLAN.

Subject to adjustment as provided in this Section 3, the aggregate number of shares of Common Stock which may be delivered under the Plan shall not exceed 5,000,000 shares. The shares to be delivered under the Plan consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose.

To the extent any shares of Common Stock covered by a Stock Option are not delivered to a Participant or beneficiary thereof because the Stock Option expires, is forfeited, canceled or otherwise terminated, or the shares of Common Stock are not delivered because the Stock Option is settled in cash or used to satisfy any applicable tax or other withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

The aggregate number of shares of Common Stock available for grants of Stock Options under Section 3 or subject to outstanding Stock Option grants and the respective prices and/or vesting criteria applicable to outstanding Stock Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Stock Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Stock Option would have been entitled to receive in connection with such event.

4. STOCK OPTIONS.

Stock Options may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

The Administrator shall have the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

Stock Options shall be evidenced by option agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines.

Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

Stock Options granted under this Section 4 shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Administrator shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Administrator. If the Stock Option is intended to qualify as an Incentive Stock Option, the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted, or if granted to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. In addition, the Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

The option price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of unrestricted Common Stock already owned by the Optionee based in any such instance on the Fair Market Value of the Common Stock on the date the Stock Option is exercised; (ii) by certifying ownership of sufficient shares of Common Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company (at such time and in such manner as is specified by the Company); (iii) by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

No shares of Common Stock shall be issued upon exercise of a Stock Option until full payment therefor has been made. Upon exercise of a Stock Option (or a portion thereof), the Company shall have a reasonable time to issue the Common Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.

(e) Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) no subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. A Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(f) Termination by Death or Disability. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of death or Disability, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such death or Disability or until the expiration of the stated term of such Stock Option, whichever period is shorter (provided, however, under no circumstances shall such period be less than one hundred eighty (180) days). In the event of termination of employment or provision of services due to death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g) Other Termination. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment with the Company or provision of services to the Company terminates for any reason other than death or Disability, any Stock Option held by such Optionee shall thereupon terminate; provided, however, that, if such termination of employment or provision of services is involuntary on the part of the Optionee and without Cause, such Stock Option, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, may be exercised for the lesser of 90 days from the date of such termination of employment or provision of services or the remainder of such Stock Option’s term; provided, however, under no circumstances shall such period be less than thirty (30) days; and provided, further, that if the Optionee dies within such period, any unexercised Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter (provided, however, under no circumstances shall such period be less than one hundred eighty (180) days). In the event of termination of employment or provision of services for any reason other than death or Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Exception to Termination. Notwithstanding anything in this Plan to the contrary, if an Optionee’s employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(i) Participant Loans. The Administrator may in its discretion authorize the Company to:

(i) lend to an Optionee an amount equal to such portion of the exercise price of a Stock Option as the Administrator may determine; or

(ii) guarantee a loan obtained by an Optionee from a third-party for the purpose of tendering such exercise price.

The terms and conditions of any loan or guarantee, including the term, interest rate, whether the loan is with recourse against the Optionee and any security interest thereunder, shall be determined by the Administrator, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of (i) the aggregate Fair Market Value on the date of exercise, less the par value, of the shares of Common Stock to be purchased upon the exercise of the Stock Option, and (ii) the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

(j) Buyout. The Committee may at any time offer to buy out for a payment in cash any Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time such offer is made.

(k) Committee Discretion. Notwithstanding anything else contained in this Section 4 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.

5. CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, except to the extent otherwise provided in an agreement granting a Stock Option, in the event of a Change in Control:

(i) The Committee shall have the discretion to accelerate the vesting of any Stock Options that are outstanding but not vested and exercisable as of the date of such Change in Control, to the extent it deems appropriate.

(ii) Outstanding Stock Options shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:

(A)	The continuation of the outstanding Stock Options by the Company, if the Company is a surviving corporation;

(B)	The assumption of the outstanding Stock Options by the surviving corporation or its parent or subsidiary;

(C)	The substitution by the surviving corporation or its parent or subsidiary of equivalent stock options for the outstanding Stock Options; or

(D)	Settlement of each share of Common Stock subject to an outstanding Stock Option for the Change in Control Price (less, to the extent applicable, the per share exercise price) or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Stock Option shall terminate and be canceled.

(iii) In the absence of any agreement of merger or reorganization effecting such Change in Control, each share of Common Stock subject to an outstanding Stock Option shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Stock Option shall terminate and be canceled.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean a transaction or series of transactions (other than a Public Offering) whereby any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, Kelso and its Affiliates, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

6. MISCELLANEOUS.

(a) Amendment. The Board may amend, alter, or discontinue the Plan, but, except as otherwise permitted pursuant to the agreement under which a Stock Option is granted, no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant with respect to a Stock Option theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, or (ii) made to permit the Company or an Affiliate a deduction under the Code. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the Stock is listed.

The Administrator may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent (except as otherwise permitted pursuant to the agreement under which a Stock Option is granted).

(b) Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive and deferred compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c) General Provisions.

(i) The Administrator may require each person receiving shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(iii) The adoption of the Plan shall not confer upon any employee, director, consultant or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Stock Option under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

(v) The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi) Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company or any Affiliate and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(vii) The grant of a Stock Option shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii) If any payment or right accruing to a Participant under this Plan (without the application of this Section (6)(c)(viii)), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code; provided, however, that the foregoing shall not apply to the extent provided otherwise in an option agreement or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 6(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

(ix) To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Stock Options in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x) The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

(xi) If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii) The Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii) The Plan and each agreement granting a Stock Option constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and such agreement, the terms and conditions of the Plan shall control.

(xiv) In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Common Stock received, directly or indirectly, pursuant to the exercise or settlement of a Stock Option.

(xv) None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or a Stock Option, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of a Stock Option or the Company’s purchase of Common Stock from such holder in accordance with the terms hereof.

(xvi) The Plan, and all Stock Options, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware (other than its law respecting choice of law).

(xvii) The granting of Stock Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(xviii) Stock Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.

(xix) Instruments evidencing the grant of Stock Options may contain such other provisions not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when he receives shares upon exercise of a Stock Option (or at such other time as the Committee deems appropriate) that he is acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

7. INDEMNIFICATION.

Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

8. DEFINITIONS.

For purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting Common Stock of the Company.

(c) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Commission” means the Securities and Exchange Commission or any successor agency.

(h) “Committee” means one or more committees of Directors appointed by the Board to administer this Plan. With respect to Stock Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Stock Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and each of whom is also an “outside director” under Section 162(m) of the Code.

(i) “Common Stock” means the common stock of the Company, par value $0.001 per share;

(j) “Company” means Earle M. Jorgensen Company, a Delaware corporation.

(k) “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render consulting or advisory services and who is compensated for such services, provided that the term “Consultant” shall not” include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(l) “Director” means a member of the Company’s Board of Directors.

(m) “Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company; provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(n) “Effective Date” means                 , 2004.

(o) “Eligible Individual” means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant or advisor providing services to the Company or a Subsidiary or Affiliate.

(p) “Employee” means any officer or other key employee of the Company or any of its Subsidiaries.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(r) “Fair Market Value” means, if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Stockholders’ Agreement. Following a Public Offering the Fair Market Value, on any date, shall mean the average of the highest and lowest sales price reported for such day on a national exchange or the average of the highest and lowest bid and asked prices on such date as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

(s) “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(t) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Independent Third Party” means any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, foreign business organization, or any other form of domestic or foreign entity who does not directly or indirectly own in excess of 10% of the voting securities of the Company, who is not controlling, controlled by or under common control with any such 10% owner of the voting securities of the Company and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the voting securities of the Company.

(v) “Kelso” means Kelso Investment Associates, LP, Kelso Investment Associates III-Earle M. Jorgensen, L.P., Kelso Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

(w) “Non-Employee Director” means a Director who is not an officer or employee of the Company.

(x) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(y) “Optionee” means a person, Employee, Consultant or Director designated by he Committee who holds a Stock Option.

(z) “Participant” means any Eligible Individual designated by the Committee to receive a Stock Option grant.

(aa) “Plan” means this Earle M. Jorgensen Company 2004 Stock Option Plan, as set forth herein and as the same may be amended from time to time.

(bb) “Public Offering” means the Company’s offering Common Stock to the general public through registration statement filed with the Securities Exchange commission that covers (together with prior effective registrations) not less than 15% of the then outstanding shares of Common Stock on a fully diluted basis.

(cc) “Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(dd) “Retirement” means termination of a Participant’s employment on or after the date the participant attains age 65 or such earlier date as the Committee may permit, either as to all Participants or as to any individual Participant.

(ee) “Stockholders Agreement” means that certain Stockholders Agreement by and among the Company, Kelso and certain stockholders of the Company dated as of                      , 2004.

(ff) “Stock Option” means an option granted under Section 4.

(gg) “Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(hh) “Ten Percent Holder” means an individual who owns, or is deemed to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.